AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE SERVICEMASTER COMPANY
                           (amended as of May 9, 2005)


                                   ARTICLE ONE

                                      NAME

     1.1 The name of the corporation is:

                                     The ServiceMaster Company

The corporation was originally incorporated under the name "ServiceMaster Incorporated of Delaware" by means of a Certificate of Incorporation filed on September 11, 1991.


                                   ARTICLE TWO

                     REGISTERED OFFICE AND REGISTERED AGENT

     2.1 The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company. The corporation's books, records, documents and other papers may be maintained outside the State of Delaware.


                                  ARTICLE THREE

                                    RESERVED


                                  ARTICLE FOUR

                                     PURPOSE

     4.1 The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FIVE

                                AUTHORIZED SHARES

     5.1   Authorized   Shares.   The  total   number   of  shares  of   capital
           -----------------
stock which the corporation has authority to issue is 1,011,000,000 shares, consisting of:

               (1) 11,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

               (2) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock").

     5.2  Preferred  Stock.  Shares of  Preferred  Stock may be issued from time
          ---------------
to time in one or more  series.  The Board of  Directors of the corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, to determine whether fractional shares can be issued in any particular series and, if so, the nature of the fractional interests which can be issued in that series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

     5.3  Common  Stock.  Shares  of  Common  Stock  may  be  issued  from  time
          ------------
to time in accordance with the provisions of this Section 5.3.

                  5.3.1  Voting Rights.  Except as otherwise required by
                         -------------
         applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the corporation.

                  5.3.2 Dividends. Subject to the provisions of the Preferred
                        ---------
         Stock, as and when dividends are declared or paid thereon, whether in cash, property or securities of the corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                  5.3.3 Liquidation. Subject to the provisions of the Preferred
                        -----------
         Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the corporation.

     5.4  Definition  of  Voting  Class and  Common  Voting  Class.  If only one
          --------------------------------------------------
class of stock is entitled to be voted on any particular issue on which a stockholder vote is taken at any particular meeting of the stockholders, the term "voting class" as used in this Certificate refers to that class when it is applied to that particular issue. If shares in two or more classes are to be voted together without separate class votes on any particular issue at any particular meeting of the stockholders, then all of those classes shall be deemed to constitute a single "voting class" for purposes of that issue. The voting class which consists of or includes the Common Stock shall be deemed the "common voting class."


                                   ARTICLE SIX

                                    EXISTENCE

     6.1 The corporation shall have perpetual existence.


                                  ARTICLE SEVEN

                                    DIRECTORS

     7.1  Total   Number  of   Directors.   The  number  of  directors  of  this
          -------------------------
corporation   shall  be  determined  in  the  manner prescribed in the Bylaws of the  corporation,  except that such number shall not be less than three.

     7.2  Classification.  The  directors of this  corporation  shall be divided
          --------------
into three classes having terms so that (i) each class shall come up for election by stockholders every three years, (ii) one class of directors shall come up for election in every calendar year beginning with calendar year 1998, and (iii) not more than one class of directors shall come up for election in any calendar year. Each of the three classes of directors established by this Article Seven shall be designated at any given time by the calendar year in which such class next comes up for election after the given time. The term "triennial election" when applied to any particular class of directors means the election by stockholders of persons to fill all directorship positions in that class existing at the time of such election which shall occur in a calendar year in which positions in that class come up for election provided that if for any reason no election by stockholders of persons to fill all directorship positions in that class existing at the time of such election shall occur in a calendar year in which positions in such class come up for election, then (i) the stockholders shall be entitled to act once at any time after the conclusion of that year and prior to the year in which that class next comes up for election to elect persons to fill all directorship positions in that class existing at the time of such election and (ii) any election which shall occur in accordance with clause (i) shall be deemed to be a "triennial election "for that particular class.

     7.3 Term. Each person elected to the Board shall be deemed elected for
         ----
a period (which shall be deemed a "term") beginning at the time of such election and ending after the earliest of (i) the next triennial election of directors in the class to which the director shall have been elected which first occurs after such director's election, (ii) the resignation of such person from the Board or from a position on the Board in the class to which he shall have been elected in such election, (iii) the death of such person, or (iv) the removal of such person from the Board in accordance with this Certificate of Incorporation and applicable law. A person elected to the Board shall cease to be a director at the end of the term to which he or she has been elected (the "old term") unless such person shall have been separately elected to a new term beginning at the end of the old term. A person shall be deemed to be a "sitting director" at all times during each term during which he or she shall serve on the Board (and without limiting by implication the provisions in the first sentence of this
Section 7.3, a person shall be deemed to cease to be a "sitting director" at the earliest time after any election of such person to the Board at which an event described in clauses (i)-(iv) in the first sentence in this Section 7.3 shall occur unless the person shall have been elected prior to the time to a new term beginning not later than that time and continuing after that time).

     7.4 Number of  Positions  in Each Class.  The number of  positions  in each
         ---------------------------------
class of directors shall be determined as prescribed in the Bylaws of the corporation. If the number of positions in any class of directors shall be reduced at any time which does not coincide with triennial election for that class, then any person who was elected as a director in the class which has been reduced may, by the affirmative vote of a majority of the sitting directors, be removed from his or her position as a director, with such removal being effective on the date on which such majority takes such action. The removal of a director pursuant to the preceding sentence shall not create a vacancy on the Board. If the number of positions in any class of directors shall be reduced at any time which does not coincide with triennial election for that class and a majority of the sitting directors does not take the action described in the preceding provisions of this Section 7.4, then: (i) such action shall not shorten the term of any incumbent member of such class;
(ii) the effectiveness of the reduction in the number of positions in such class shall be delayed to the extent necessary to enable each director service in such class to complete the term such director shall be serving at the time of such reduction; (iii) accordingly such reduction shall become fully effective not later than the next triennial election of directors in that class which shall occur after such reduction; and (iv) the persons elected in that triennial election to fill such reduced number of positions shall be deemed to be the successors to all persons who shall have previously held positions in such class.


     7.5 Independent Director Requirement.
         --------------------------------

          7.5.1. Independent Majority Requirement.  Subject to Section 7.5.6, no
                 --------------------------------
     person  shall be  elected  to any given term on the Board unless  either
     (i) such person would be an "independent director" during that term under the standard prescribed in Section 7.5.2 or (ii) immediately after giving effect to such election, a majority of the sitting directors would be independent directors under the standard prescribed in
     Section 7.5.2.

          7.5.2.  Independent  Director.  A  person  shall  be  an  "independent
                  ---------------------
     director" during the entirety of any term of service on the Board if he or she satisfies all of the following conditions: (i) he or she shall affirm that at the time of his or her election for that term that he or she is independent under the standard prescribed in Section 7.5.3, (ii) he or she shall agree to serve only in the capacity of independent director for that term and (iii) prior to such person's election for that term no conclusion shall have been reached by an Independent Board Majority under clause (iv) of Section 7.5.3 which precludes that person from being independent, under the standards set forth in Section 7.5.3, at the time of such election.

          7.5.3.  Independence  Standard. A person shall be deemed "independent"
                  ----------------------
     at any given time if: (i) such person shall not have been employed by any ServiceMaster Unit (as defined in Section 7.5.5) within one year prior to the given time; (ii) such person shall not be a "Related Person" (as hereinafter defined) at the given time and shall not have been employed by a Related Person within one year prior to the given time; (iii) such person shall not be a party at the given time to any agreement, requirement or arrangement under which such person may be obligated to act in his or her capacity as a director in accordance with instructions provided by any person who is not independent at the given time (including, but not limited to, a Related Person); and (iv) an Independent Board Majority (as defined in Section 7.5.5) shall not have concluded at or prior to the given time that such person is subject to any relationship, arrangement or circumstance (including any relationship with a Related Person) which, in the judgment of such Independent Board Majority, it is reasonably possible will interfere to an extent deemed unacceptable by such Independent Board Majority with such person's exercise of independent judgment as a director.

          7.5.4. Removal Right.
                 -------------

               7.5.4.1 If an Independent Board Majority (determined as prescribed in Section 7.5.5) shall in their sole discretion determine that any person serving as an independent director either did not meet the standards for independence specified in Section 7.5.3 at the time such person was elected to the particular term in which that person shall be serving at the time such determination shall be made or is not independent under the standards prescribed in Section 7.5.3 (whether by reason of any finding made pursuant to clause (iv) in the first sentence in Section 7.5.3 after such person's election or for any other reason), then the Independent Board Majority shall have the right to remove such person from the Board at any time during the particular term.

               7.5.4.2 The removal of a director pursuant to Section 7.5.4.1 shall be effective upon the delivery to Chief Executive Officer of this corporation of a written document signed by all of the members of the Independent Board Majority in which such persons (i) make the determination required for removal by the preceding sentence and (ii) elect to remove the director.

               7.5.4.3 In no event shall an Independent Board Majority or anyone else have the right or power under or by reason of this Section 7.5.4 to remove any particular person from the Board unless that particular person shall have agreed in writing to serve in the capacity of independent director for the term during which such removal would occur.

          7.5.5.  Definitions.  Each of the terms  defined in this Section 7.5.5
                  -----------
     has the meaning set forth in this Section 7.5.5 whenever such term is used in this Certificate of Incorporation.

          Related Person. The term "Related Person" has the meaning set forth in
          --------------
     Section 8.2, the provisions of which are incorporated in this Article Seven by reference. A person shall be deemed a "Related Person" for purposes of this Article Seven if such person constitutes a Related Person at the time as of which the term shall be applied under the terms of the Certificate of Incorporation governing this corporation as constituted at that time.

          Beneficially  Owns.  The term  "Beneficially  Owns has the meaning set
          -----------------
     forth in Section 8.2

          Independent  Board  Majority.  The term  "Independent  Board Majority"
          ----------------------------
     means a majority of the group comprised of all individuals who are independent sitting directors at the time at which the term shall be applied.

          ServiceMaster  Unit.  Each of the  following  shall be  deemed to be a
          -------------------
     "ServiceMaster Unit" for the purpose of this Certificate of Incorporation: this corporation and any corporation, partnership (limited or general), limited liability company or other entity which this corporation shall have the power to control, either directly or indirectly.

          7.5.6  Inapplicability of Section 7.5.1 in Certain Cases.  Anything in
                 -------------------------------------------------
     this Section 7.5 to the contrary notwithstanding, the provisions of Section
     7.5.1 shall not apply to the election of a person as a director of the Corporation if, at the time of such election, a Related Person Beneficially Owns at least eighty percent (80%) of the shares of Common Stock which were outstanding at the time at which the vote on such person shall occur.

     7.6  Vacancies.  Any vacancy in any position in any class which shall occur
          ---------
between triennial elections of directors in that class for any reason (including, but not limited to, any reason specified in clauses (ii)-(iv) in the first sentence in Section 7.3 or any increase in the number of positions in that class made pursuant to this corporation's Bylaws) may be filled by a person elected by the affirmative vote of a majority of the sitting directors at the time of such election.

     7.7  Termination  of  Directorship  in the Case of Persons  Who Cease to be
          ----------------------------------------------------------------------
Officers.  If a person is elected  as a director  at a time when he or she is an
--------
officer of the Corporation and if, during the term of such person as a director he or she ceases to hold any of the officership positions with the Corporation, such person's term and position as a director shall automatically end when such person ceases to be an officer of the Corporation. The Board may, in its discretion, fill such vacancy by electing the person who was removed pursuant to the preceding provisions of this Section 7.7.

     7.8 Removal:  General Limitations.  Except as otherwise provided in Section
         -------
7.4, Section 7.5.4 and Section 7.7, no person may be removed from the Board prior to the time such person's term would end but for such removal unless (i) such removal shall be for cause and (ii) such removal shall be approved by the record holders of the shares representing sixty-seven percent (67%) of the votes attributable to shares in the common voting class outstanding at the record date used to determine the stockholders entitled to vote on such matter.

     7.9  Stockholder  Election  Requirements.  Each  election of  directors  by
          -----------------------------------
stockholders shall be by plurality vote except that an individual shall not be elected to the Board if such election is prohibited by Section 7.5.1 or the individual does not meet the qualifications which may be required by this Corporation's Bylaws as constituted at the time of such election. The Board shall have the right to adopt Bylaw provisions to implement and apply the provisions in the preceding sentence and to achieve the outcome prescribed in the preceding sentence. Election of Directors need not be by written ballot unless the Bylaws of this Corporation shall so provide.


                                  ARTICLE EIGHT

                          CERTAIN BUSINESS COMBINATIONS

     8. Stockholder Vote Required for Approval of Certain Business Combinations
        -----------------------------------------------------------------------

          8.1 80% Requirement.  The affirmative vote of the holders of not less
              ---------------
     than eighty percent (80%) of the outstanding shares of the Common Stock held by stockholders other than a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the corporation with any Related Person; provided, that the foregoing 80% voting requirement shall not be applicable if an Independent Board Majority (as defined in Section 7.5.5) either (a) has expressly approved in advance the acquisition of the outstanding shares of Common Stock that caused such Related Person to became a Related Person or (b) has expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

          8.2 Definitions. Each of the terms defined in this Section 8.2 has the
              -----------
     meaning set forth in this Section 8.2 whenever such term is used in this Certificate of Incorporation:

               Business Combination.  The term "Business Combination" shall mean
               --------------------
          (a) any merger or consolidation of this corporation or a subsidiary of this corporation with or into a Related Person; (b) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part (hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the corporation to a Related Person; (c) any merger or consolidation of a Related Person with or into this corporation or a subsidiary of this corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to this corporation or a subsidiary of this corporation; (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a Related Person;
          (f) any recapitalization that would have the effect of increasing the voting power of a Related Person; and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

               Exchange  Act.  The term  "Exchange  Act"  means  the  Securities
               -------------
          Exchange Act of 1934 as in effect on the Filing Date or at any time thereafter.

               Filing Date.  The term "Filing Date" has the meaning set forth in
               -----------
          Section 10.1.

               Beneficially Owns. The term  "Beneficially  Owns" has the meaning
               -----------------
          set forth in Rule 13d-3 of the General Rules and Regulations as promulgated under the Exchange Act and as in effect on the Filing Date.

               Affiliates   and   Associates.   The   terms   "Affiliates"   and
               -----------------------------
          "Associates" have the meaning set forth in Rule 12b-2 of the General Rules and Regulations as promulgated under the Exchange Act and as in effect on the Filing Date.

               Related Person.  The term "Related Person" shall mean and include
               --------------
          (i) any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, Beneficially Owns in the aggregate fifteen percent (15%) or more of the outstanding Common Stock, and (ii) any Affiliate or Associate of any such individual, corporation, partner or other person or entity.

               Substantial  Part.  The term  "Substantial  Part" shall mean more
               -----------------
          than twenty percent (20%) of the fair market value as determined by the Independent Board Majority of the total consolidated assets of this corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time that such determination is being made.

     8.3 Beneficial Ownership of Common Stock. Without limitation,  any share of
         ------------------------------------
Common Stock that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, or upon the exercise of conversion rights, warrants or options or otherwise, shall be deemed to be Beneficially Owned by the Related Person and to be outstanding for purposes of the definition of "Related Person."


                                  ARTICLE NINE

                                     BYLAWS

     9.1 Scope of  Bylaws.  The  Bylaws of this  corporation  shall  govern  the
         ----------------
management and affairs of this corporation, the rights and powers of the directors, officers, employees and stockholders of this corporation in accordance with their terms and shall govern the rights of all persons concerned relating in any way to this corporation except that if any provision in the Bylaws shall be irreconcilably inconsistent with any provision in this Certificate of Incorporation, the provision in this Certificate of Incorporation shall control. Without limiting by implication the generality of the preceding provisions: (i) meetings of the holders of the Common Stock may be called by the persons and in the manner provided from time to time in the corporation's Bylaws, and may not be called by the holders of the outstanding Common Stock of the corporation except to the extent (if any) expressly permitted by the Bylaws of the corporation; (ii) holders of the Common Stock or any other class or series of stock the corporation may not take action by consent in lieu of a meeting of stockholders except to the extent (if any) expressly permitted by the Bylaws of the corporation; (iii) the Bylaws may prescribe qualifications which must be met for an individual to qualify for election to the Board (including but not limited to a requirement that the individual's candidacy and information about the individual be provided to the Board prior to a deadline established by the Bylaws); (iv) the Bylaws may prescribe requirements which must be satisfied in order to entitle any person to obtain a vote on any proposal at any meeting of the stockholders which is not endorsed by the Board (including but not limited to a requirement that the proposal and information about the proposal be provided to the Board prior to a deadline established by the Bylaws) and may prohibit a vote at any special meeting of the stockholders upon any proposal not endorsed by the Board and (v) the Bylaws may identify special issues which shall not be deemed to have been approved unless they receive a higher vote by the Board and/or by stockholders than would otherwise be required and may prescribe the vote required for approval of the issues so identified.

     9.2 Power to Amend or Replace the Bylaws.  The directors of the corporation
         ------------------------------------
shall have the power to amend or replace the Bylaws of the corporation. The holders of the Common Stock of the corporation shall not have the power to amend or replace the Bylaws of this corporation unless such amendment or replacement shall be approved by the record holders of eighty percent (80%) of the votes attributable to shares in the common voting class outstanding at the record date used to determine the stockholders entitled to vote on such amendment or replacement.

                                   ARTICLE TEN

            LIMITATION ON DIRECTORS' AND OFFICERS' PERSONAL LIABILITY

     10.1 Basic  Standard.  No person  shall have any  liability  of any kind by
          ---------------
reason of Relevant Loss (defined below) caused in whole or in part by any act or failure to act which shall have occurred while such person shall have been an officer or director of the corporation except: (i) obligations arising under the express terms of any written contract to which such person is a party; (ii) the obligation to return to the corporation an amount up to the value actually realized by such person by stealing or by any other action which constitutes a criminal felony; (iii) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the corporation or any of its Affiliates; and (iv) any other liability from which it shall not be possible to exempt such person under applicable law either as constituted on the date on which this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware (the "Filing Date") or at any time thereafter. The term "Relevant Loss" designates and includes any loss, damage or expense of any kind (i) experienced for any reason by the corporation or by any entity controlled by the corporation (ii) which any person may experience by reason of any purchase (or failure to purchase), maintenance of an interest in, sale (or failure to sell) or failure to obtain payment of any amount due on any note, debenture, preferred stock, common stock or other security issued or issuable by the corporation or (iii) which shall otherwise be caused in whole or in part by or arise in connection with (or would not have occurred but for) such person's service as a director or officer of the corporation. Without limiting by implication the generality of the preceding provisions in this Section 10.1, every director of the corporation shall be exempt (except to the extent expressly set forth below) from any personal liability to the corporation or any of the corporation's stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware as constituted on the Filing Date or (ii) any provision of the law of the State of Delaware as constituted at any time after the December 11, 1991.

     10.2 Amount of Liability.  The maximum  liability to which any person shall
          -------------------
be obligated to pay with respect to any liability which such person shall have under clauses (ii) or (iv) in the first sentence in Section 10.1 shall be an amount equal to the value of the personal benefit wrongfully realized by such person by means of the act or failure to act giving rise to such liability.

     10.3 Effect of Change in Law. In the event there shall after  December  11,
          -----------------------
1991 be any change in any law relevant to the extent to which a person may be exempted from liability by reason of any act or failure to act which occurs while such person shall be an officer or director of the corporation, then (i) if such change permits a broader exemption than permitted prior to such change, the exemption provided by this Article Ten shall automatically be increased to the fullest extent which is permitted by such change and is not precluded by any of the express provisions in clauses (i), (ii), (iii) or (iv) of the first sentence of Section 10.1 and (ii) if such change reduces the amount of the exemption from liability it is possible to grant or provide to a director or officer, this

Article Ten shall be construed to eliminate or minimize as much as possible the extent to which such change shall reduce the protection provided by this Article Ten. Whenever possible, each provision in this Article Ten shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article Ten shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions in this Article Ten shall remain in full force and effect.

     10.4  Amendment  of this  Article  Ten.  The terms in this  Article Ten are
           --------------------------------
expressly intended to constitute a contract between the corporation and each person who shall at any time serve as an officer or director of the corporation. Each person who shall at any time serve as an officer or director of the corporation shall be entitled to rely (and shall be conclusively presumed to have relied) upon the protection provided by this Article Ten. No amendment or repeal of this Article Ten or of any other provision in this Certificate of Incorporation, no merger of the corporation into any other corporation, no liquidation or dissolution of the corporation or any other development of any kind shall diminish in any way the extent of the protection provided by this Article Ten with respect to any act or failure to act which shall have occurred prior to such amendment, repeal, merger, liquidation, dissolution or other development.


                                 ARTICLE ELEVEN

                                 INDEMNIFICATION

     11.1 Covered Service.
          ---------------

          11.1.1  Basic  Scope.  The  term  "Covered  Service"   designates  and
                  ------------
     includes: (a) service as a director or officer of the corporation; (b) service by a person while he or she is an officer or director of the corporation (i) as an agent or representative of the corporation, (ii) in any other capacity with the corporation, (iii) as a director, officer, employee, agent or representative of, or in any other capacity with, any Affiliate, (iv) in any capacity with any Employee Plan, and (v) in any other capacity in which such person shall have been asked to serve by the corporation's Board of Directors or Chief Executive Officer; (c) any services which constituted "Covered Service" under the Amended and Restated Agreement of Limited Partnership for ServiceMaster Limited Partnership; and
     (d) any other service of any kind by any person with any organization or entity of any kind (whether or not affiliated with the corporation) which shall be designated in writing as Covered Service by a majority of the members of the corporation's Board of Directors or by the corporation's Chief Executive Officer. Service shall be deemed to constitute "Covered Service" if it is so designated by the terms in the preceding sentence regardless of whether it shall have been performed prior to, at, or after the time this Article Eleven shall have become part of the corporation's Certificate of Incorporation. Any person shall be entitled to rely upon any written confirmation provided by the Corporation's Chief Executive Officer or by the

     Corporation's Board of Directors that service by such person in any capacity specified in such confirmation will constitute Covered Service and to rely upon the protection afforded by this Article Eleven in connection with such service. In no event shall the failure to obtain any written confirmation that any service is covered by this Article Eleven take away or in any way impair the right of the person providing such service to receive any payment under this Article Eleven if such person is entitled to receive such payment in connection with such service under the provisions in this Article Eleven.

          11.1.2 Officer.  Service in any of the following  capacities  shall be
                 -------
     deemed to be service as an officer of the corporation: Chairman of the Board of Directors; Vice Chairman of the Board of Directors; President; Chief Executive Officer; Chief Operating Officer; Executive Vice President; Senior Vice President; Vice President; Chief Financial Officer; Chief Accounting Officer; General Counsel or Chief Legal Officer; Secretary, Treasurer; or Controller; or President or Chief Operating Officer of any Affiliate.

          11.1.3  Affiliate.  Any corporation or other entity shall be deemed to
                  ---------
     be an "Affiliate" for purposes of this Article Eleven if the corporation or other entity shall (i) be a subsidiary of the corporation or otherwise be controlled directly or indirectly by the corporation, (ii) have the right or power to control the corporation, or (iii) be controlled by the same corporation, entity or group which controls the corporation.


          11.1.4  Employee Plan. The term "Employee Plan" whenever it is used in
                  -------------
     this Article Eleven designates and includes: (i) any pension plan, employee stock ownership plan, profit sharing plan, option plan or other plan or program established to benefit any employees of the corporation, any Affiliate, or any predecessor of the corporation or any Affiliate and (ii) any trust or other entity which shall hold any assets for any Employee Plan.

     11.2 General Indemnification Right. Except as otherwise provided in Section
          -----------------------------
11.3, the corporation shall indemnify any person against, and shall reimburse such person for any amount which such person shall pay to satisfy, settle or otherwise deal with, any attempt to impose any liability or obligation of any kind upon such person if such attempt or such liability or obligation or both shall arise in connection with or by reason of, or would not have arisen but for, Covered Service by such person (or any agreement by such person to serve as a director or officer of the corporation or to provide other Covered Service) including, but not limited to: (i) any claim resulting from any loss, injury, damage, harm or other disadvantage which the corporation, any Affiliate, any Employee Plan or any person who acquires, holds, or disposes of any interest in any security issued by the corporation suffers or is alleged to have suffered;
(ii) any claim resulting from any act or failure to act by any person which is (or is alleged to be) beyond the scope of his or her authority, contrary to instructions or orders or contrary to his or her duties or applicable law; and
(iii) any attempt by any governmental authority or other person to impose any fine or penalty or to obtain any other recovery by reason of any actual or alleged breach of any law or other governmental requirement.

     11.3  Express  Coverage  Exclusions.  Except to the extent the  corporation
           -----------------------------
shall otherwise expressly agree in writing, the corporation shall not be obligated under this Article Eleven to reimburse any person for or otherwise indemnify any person against: (a) any obligation the person may have under any written contract except to the extent such obligation arises by reason of any action taken by such person to satisfy, settle or otherwise deal with any claim against which such person is entitled to indemnification from the corporation under this Article Eleven or otherwise; (b) any income taxes payable by reason of salary, bonus or other income or gain actually realized by such person in connection with any Covered Service; (c) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the corporation or any of its Affiliates; and (d) any obligation to pay an amount up to the value personally realized by such person by stealing or by any other action which constitutes a criminal felony. Except as provided in Section 11.8 or Section 11.9, the corporation shall not be obligated under this Article Eleven to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     11.4 Applicable Law.
          --------------

          11.4.1 "Delaware Law" Defined.  The term "Delaware Law" whenever it is
                  ---------------------
     used in this Article Eleven means the law of the State of Delaware (including, but not limited to, the General Corporation Law of the State of Delaware) as constituted after giving effect to all changes therein to which effect is to be given for purposes of this Article Eleven under the provisions in Section 11.4.4

          11.4.2 Full Delaware Indemnification.  Without limiting by implication
                 -----------------------------
     any other provision in this Article Eleven, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, agreed to serve as a director or officer of the corporation or is or was providing any other Covered Service, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the corporation or in any other Covered Service position, shall, except as otherwise provided in Section 11.3, be indemnified and held harmless by the corporation to the fullest extent authorized by Delaware Law against all expense, liability and loss
     (including attorneys' fees, judgments, fine, excise taxes or penalties arising under the Employee Retirement Income Security Act as amended from time to time and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the corporation or to provide any other Covered Service and shall inure to the heirs, executors and administrators of such person.

          11.4.3   Compliance  With  Applicable  Law.  This  Article  Eleven  is
                   ---------------------------------
     expressly intended to entitle each Covered Person to obtain indemnification and payments in accordance with and subject to the provisions of this Article Eleven to the fullest extent permitted by applicable law and to waive or render inapplicable to the fullest extent permitted by applicable law any provision in applicable law which would impose any condition or limitation upon, or otherwise impair or prohibit the enforcement of, any provision in this Article Eleven. Every provision in this Article Eleven is subject to the qualifications that if after giving effect to the provisions in the preceding sentence: (i) applicable law prohibits the corporation from making any payment or providing any indemnification otherwise required by the express terms of this Article Eleven unless any condition is satisfied, then the condition mandated by applicable law must be satisfied before such payment or indemnification may be provided; (ii) applicable law limits the amount of any payment or indemnification which the corporation may provide, then the corporation shall comply with such limitation; or
     (iii) applicable law otherwise precludes enforcement of any provision in this Article Eleven, then such provision shall be applied to accomplish the objective of the provision as originally written to the fullest extent permitted by applicable law. In no event shall any condition, limitation, or other restriction imposed upon any provision in this Article Eleven by applicable law be deemed to limit, impair or eliminate any other provision in this Article Eleven.

          11.4.4  Effect of Changes in  Applicable  Law. In the event that after
                  -------------------------------------
     December 11, 1991 there shall be any change in any law or other governmental requirement relevant to any provision in this Article Eleven, then: (a) to the extent that such change shall increase the amount of any payment, indemnification or other benefit provided by Section 11.4.2 or any other provision in this Article Eleven or shall reduce or eliminate any condition, limitation or prohibition imposed prior to such change by applicable law (but not also by Section 11.3) upon the enforcement of any provision in this Article Eleven, (i) such change shall apply to this Article Eleven, (ii) shall apply retroactively to the extent possible and
     (iii) any condition to, limitation upon or prohibition upon the enforcement of any provision in this Article Eleven imposed by applicable law prior to such change but eliminated by such change shall cease to apply after such change to claims for indemnification or payment under this Article Eleven based in whole or in part on any act or failure to act which occurred prior to or after such change and (b) to the extent that such change shall reduce the amount of any payment, indemnification or benefit provided by Section
     11.4.2 or any other provision in this Article Eleven or shall increase or impose any condition to, limitation upon, or prohibition against the enforcement of any right available to a Covered Person under this Article Eleven, (i) this Article Eleven shall be construed to be subject to such change to the least extent possible (such as for example by qualifying under any "grandfather" provision in such change and/or by evidencing the intent by the corporation, its Board of Directors and its stockholders that the corporation not be subject to such change) and (ii) such change shall to the extent possible not apply to impair rights arising in whole or in part by reason of any act or failure to act which occurred before such change became effective.

     11.5 Covered Claim.  The term "Covered  Claim"  whenever it is used in this
          -------------
Article  Eleven  designates  and includes:  (i) any action,  suit, or proceeding
(whether civil, criminal, administrative or investigative) in connection with which any person shall be entitled to any payment or indemnification under or by reason of this Article Eleven and (ii) any other attempt to impose any liability or obligation upon any person in connection with which the corporation shall be obligated to provide any payment or indemnification under or by reason of this Article Eleven.

     11.6  Covered  Person.  Each of the  following  shall be deemed a  "Covered
           ---------------
Person" for purposes of this Article Eleven: (a) any person who served or shall serve at any time as a director or officer of the corporation and (b) any other person who provided or shall provide Covered Service at any time. In the event any particular Covered Person shall become incapacitated or die, then (a) the corporation shall become obligated to provide indemnification and payments to each person to whom responsibility for any Covered Claim shall pass by reason of such incapacity or death to the same extent the corporation would have been obligated to provide indemnification and payments to the Covered Person if such incapacity or death had not occurred and (b) each person to whom the Covered Person's rights shall pass by reason of such incapacity or death (i) shall be entitled to enforce all rights arising under or by reason of this Article Eleven to the same extent to which the Covered Person could have enforced such rights if such incapacity or death had not occurred and (ii) shall also be deemed to be a "Covered Person" for purposes of this Article Eleven.

     11.7 Defense Arrangements.
          --------------------

          11.7.1 Common Defense.  If any Covered Claim shall be asserted against
                 --------------
     both the corporation and any Covered Person then the corporation shall assume responsibility for investigating, defending against and dealing with such Covered Claim on behalf of both the corporation and such Covered Person if and to the extent the corporation shall be requested to do so by such Covered Person and to the extent the corporation can do so without conflict of interest.

          11.7.2  Separate  Defense.  Each  Covered  Person shall be entitled to
                  -----------------
     defend against and deal with any Covered Claim which shall be asserted against such Covered Person in such manner as such Covered Person reasonably deems to be in such Person's best interests, including retention of counsel to investigate and deal with such claim, payment of the full amount claimed, settlement of such claim or defense against such claim to ultimate resolution.

          11.7.3 Reimbursement of Defense Costs. The corporation shall reimburse
                 ------------------------------
     any Covered Person for any payment made by such person for any legal fees or other expenses reasonably incurred by such person in order to investigate, evaluate, defend against, pay in full, settle or otherwise deal with (i) any Covered Claim or (ii) any development or state of facts which could give rise to a Covered Claim.

     11.8 Payment Procedure.
          -----------------

          11.8.1 Payment Request.  The person who is entitled under or by reason
                 ---------------
     of this Article Eleven to receive any payment (or to cause such  payment to be made  directly  to an  ultimate  recipient  pursuant to
     Section 11.11 of this Article Eleven) shall be entitled to deliver to the corporation a written document which: (i) shall request payment from the corporation in an amount specified in the document; (ii) shall contain a succinct explanation which the person requesting such payment in good faith believes to be adequate to demonstrate that the corporation is obliged to make such payment under or by reason of this Article Eleven; (iii) shall contain a commitment to repay the corporation any amount which the corporation shall pay in response to such request but which a Final Court Determination shall hold the corporation was not obligated to pay; (iv) shall specify the place within the United States to which any payment or communication made by the corporation in response to such request shall be sent; and (v) shall be signed by or on behalf of the person (who is herein called the "Requestor" in relationship to such document) entitled to receive the amount requested or to require the corporation to pay the amount requested under the provision in Section 11.11. Any document having the characteristics described in the preceding sentence shall be deemed a "Payment Request" for purposes of this Article Eleven, and the date upon which such document shall be received by the corporation shall be deemed the "Request Date" for that Payment Request and any amount requested therein. Each of the following shall be deemed to be an "amount requested" in any Payment Request: (a) the amount which the corporation shall be requested to pay in such Payment Request (which shall also be deemed the "Full Amount Requested" for purposes of this Article Eleven); (b) any amount which the corporation shall pay in response to such Payment Request or the circumstance giving rise to such Payment Request (whether voluntarily, in settlement of a Contested Issue, as a result of a Final Court Determination or otherwise); and (c) any amount which the corporation shall be held in a Final Court Determination to be obligated to pay in response to such Payment Request or by reason of circumstances giving rise to such Payment Request. Without limiting by implication the generality of the preceding provisions, any Covered Person shall be entitled to submit any number of Payment Requests in connection with any Covered Claim, each covering a portion of the total amount owed by the corporation in connection with such Covered Claim. A Covered Person shall for example be entitled to submit a separate Payment Request covering each bill for legal services for which such Covered Person shall be entitled to reimbursement when such bill is received.

          11.8.2 Position Report.  The term "Position  Report" when applied with
                 ---------------
     respect to any Payment Request means a written statement signed on behalf of the corporation by its Chief Executive Officer, Chief Financial Officer or General Counsel (a) affirming that the corporation has made such investigation as is necessary in order to enable the corporation to provide the Position Report on an informed basis, (b) identifying (i) any condition which the corporation believes must be satisfied before the corporation will be obligated to pay all or any part of the Full Amount Requested, (ii) any other action which the corporation believes must be taken by the corporation, the Requestor or any other person before the corporation will become obligated to pay any amount requested, (iii) any other reason the corporation believes it is not obligated to pay all or any part of the Full Amount Requested, and (iv) the actions the corporation has taken or intends to take in response to the requirements in Section
     11.8.4 and the status of such actions.

          11.8.3  Initial  Response.  The "Initial  Response  Deadline"  for any
                  -----------------
     Payment Request shall be the tenth day immediately following the Request Date. Payment by the corporation of the Full Amount Requested in any Payment Request shall be due on the Initial Response Deadline unless the corporation shall on or before the Initial Response Deadline deliver to the place prescribed in the Payment Request a Position Report among other things explaining why the corporation believes it is not obligated to pay the Full Amount Requested on or before the Initial Response Deadline. Not later than the Initial Response Deadline for any Payment Request, the corporation shall deliver to the place specified in a Payment Request either (a) payment of the Full Amount Requested or (b) all of the following: (i) a Position Report prepared in accordance with Section 11.8.2 in response to such Payment Request and (ii) payment for any portion of the Full Amount Requested for which the corporation shall not have provided in its Position Report any good reason to believe the corporation is not obligated to make such payment on the Initial Response Deadline. Without limiting by implication the generality of the preceding provisions, the corporation shall become irrevocably and unconditionally obligated to pay on the Initial Response Deadline relating to any Payment Request any portion of the Full Amount Requested for which the corporation shall not supply in a Position Report or shall not supply any Position Report delivered in accordance with the requirements in this Section 11.8.3 a good reason to believe the corporation is not obligated to pay such portion on the Initial Response Deadline, and the corporation shall not thereafter have the right to contest its obligation to pay such portion.

          11.8.4  Conditions  Clearance.  The Final  Response  deadline  for any
                  ---------------------
     Payment Request shall be the 30th day after the Request Date for that Payment Request. If the corporation shall conclude that any determination by its Board of Directors shall be required to enable the corporation to determine whether or not it will be able to pay any amount requested, then the corporation shall obtain such determination not later than the Final Response Deadline, and if the corporation shall not have obtained on or before the Final Response Date a determination by its Board of Directors on any given issue relevant to any Payment Request, the corporation shall be deemed to have waived the right to obtain the determination from its Board and the relative rights and obligations of the corporation and the Requestor shall on the Final Response Deadline become what they would have been if the Board had resolved such issue in favor of the Requestor. The Corporation shall promptly advise the Requestor of any other information from the Requestor which the Requestor believes necessary (i) to enable the corporation to pay the Full Amount Requested or (ii) to cause the corporation to become obligated to pay all or any part of the Full Amount Requested. The corporation shall in addition at its expense use its best efforts to take or cause to be taken promptly such other actions as shall be necessary (i) to determine whether it is required to make all or any part of the Full Amount Requested and (ii) to cause any amount requested which the Corporation is obligated to pay to be paid as soon as possible after the conditions to such payment are satisfied. If the corporation shall not have paid the Full Amount Requested on or before the Final Response Deadline, the corporation shall provide the Requestor a Position Report on the Final Response Deadline and shall provide the Requestor with subsequent Position Reports thereafter as often as the Requestor shall reasonably request (which if the Requestor shall request shall not in any event be supplied less frequently than at 30-day intervals) until the corporation shall have completed all actions the corporation is obligated to take on under or by reason of this Section 11.8.4.

          11.8.5 Freedom for Action. Neither the corporation,  any member of its
                 ------------------
     Board of Directors nor any other person shall have any liability by reason of any decision to pay any amount requested or any payment of any amount requested unless (i) the decision to make such payment shall have been made in bad faith, (ii) there shall be a Final Court Determination concluding that the corporation was prohibited by this Article Eleven or by applicable law from making such payment, (iii) such person's action constitutes gross negligence or willful misconduct, and (iv) all other requirements necessary to hold such person liable by reason of such payment (after giving effect among other things to all other provisions in this Certificate of Incorporation, the corporation's Bylaws and applicable law) are satisfied.

          11.8.6   Resolution  of  Contested   Issues  by  Designated   Counsel.
                    ----------------------------------------------------

               11.8.6.1  Designation.  If the  corporation and any Requestor who
                         -----------
          shall have delivered any Payment Request shall agree in writing that any lawyer or law firm shall serve as Designated Counsel, the such lawyer or law firm shall be Designated Counsel to the extent prescribed in such agreement. Without limiting by implication the generality of the preceding sentence, if the corporation and any Covered Person shall enter into a written agreement under which they shall agree that any law firm designated in (or in a manner prescribed in) such agreement shall serve as Designated Counsel for purposes of any issue relevant to whether the corporation is obligated or entitled to make any payment requested by the Covered Person (whether pursuant to this Article Eleven or otherwise and including, but not limited to, issues which have not arisen or are unknown at the time such agreement shall be made), then such law firm shall serve as Designated Counsel for the purpose of issues involving the corporation and that Covered Person to the extent prescribed by that agreement.

               11.8.6.2  Designated  Counsel's Opinion. If the corporation shall
                         -----------------------------
          not have paid the Full Amount Requested in any Payment Request on or prior to the Initial Response Deadline for that Payment Request, and if a Designated Counsel shall have been appointed pursuant to Section 11.8.6.1 with authority to determine whether and to what extent the corporation shall be obligated to pay the Full Amount Requested, then the corporation shall use its best efforts to cause the Designated Counsel to issue on the Final Response Deadline or as soon thereafter as reasonably possible a letter addressed to the corporation and the Requestor in which the Designated Counsel shall render an opinion as to what the final outcome would be if all issues upon which the corporation and the Requestor disagree relevant to determining whether and to what extent the corporation is required to pay the Full Amount Requested were determined by a Final Court Determination. In rendering such opinion, such counsel shall have the right to render any determination under
          Section 145(d) of the Corporation Law relevant to such request (and shall do so if either the corporation or the Requestor requests it to do so), and if such counsel shall make any such determination which differs from the determination by the corporation's Board of Directors or stockholders, such counsel's determination shall supersede the determination by the Board and/or the stockholders and shall control. Within 5 days after the Designated Counsel's opinion is issued, (i) the corporation shall pay to the Requestor such amount as in the opinion of the Designated Counsel the corporation would be obligated to pay if all issues relevant to the Payment Request involved were resolved by a Final Court Determination and (ii) the corporation shall not thereafter have the right to contest its obligation to make such payment. For purposes of this Article Eleven, the term "Section 145(d) of the Delaware Corporation Law" means the provisions in Section 145(d) of the General Corporation Law of the State of Delaware as constituted after giving effect to all changes in that section which shall have occurred between December 11, 1991 and the time at which such section shall be applied; provided that if Section 145(d) shall be replaced by any other statute, then the term shall be construed to refer to the replacement statute as constituted at the time as of which the term shall be applied.

               11.8.6.3 Designated Counsel Not Guarantor.  No lawyer or law firm
                        --------------------------------
          which shall be designated as Designated Counsel under this Article Eleven shall have any liability to the corporation, any Covered Person or anyone else (i) by reason of the fact that the Final Court Determination of any issue covered by such opinion shall for any reason be different from the outcome predicted in any opinion by such counsel or (ii) for any other act or failure to act under or in connection with this Article Eleven.

               11.8.6.4  Designated  Counsel Fees. The corporation shall pay all
                         ------------------------
          charges made by any Designated Counsel for services performed in connection with this Article Eleven. If the corporation shall fail to promptly make any payment required by the preceding sentence, then any Covered Person interested in any issue decided by such counsel may elect to make such payment, and if any Covered Person does so, (i) such Covered Person shall be entitled to immediate reimbursement from


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          the corporation for such payment and (ii) such payment shall be deemed a Collection Cost.

          11.8.7 Court Contest.
                 -------------

               11.8.7.1 Basic Contest Right.  If for any reason the  corporation
                        -------------------
          shall not pay the Full Amount Requested in any Payment Request on or before the Final Response Deadline, then the Requestor shall be entitled to obtain a determination from the court designated in
          Section 11.8.7.2 on any issue (herein called a "Contested Issue") relevant to whether the corporation is obligated to pay any amount requested in any Payment Request on or prior to the Final Response Deadline. The Requestor's right to obtain a final Court Determination shall not be impaired to any extent by any determination by the corporation's Board of Directors, stockholders or Designated Counsel, but rather the court shall not be bound or affected by any determination by the Board, stockholders or Designated Counsel which shall be adverse to the Requestor and shall be entitled to decide each Contested Issue as if no such adverse determination had been made. The corporation shall not however be entitled to contest any determination by its Board, stockholders or Designated Counsel in favor of the Requestor.

               11.8.7.2 Court.
                        -----

                    (a) Delaware  State Courts.  If the Requestor  shall request
                        ----------------------
               that any Contested Issue be determined by the Delaware state courts and shall submit to the jurisdiction of such courts, then the corporation shall be subject to the jurisdiction of such courts for purposes of resolving the Contested Issue, and such issue shall be decided by the Delaware Court of Chancery (or such other Delaware state court which shall have jurisdiction over the subject matter involved), provided that if either party shall make an appropriate appeal from a decision by the state court in Delaware by which such issue shall first be decided, the Contested Issue shall be resolved by the highest court which shall have decided such issue after all appeal rights shall have been exercised or shall have expired.


                    (b) Delaware  Federal Court.  If the Requestor shall request
                        -----------------------
               that any Contested Issue be determined by the United States District Court in the State of Delaware and shall submit to the jurisdiction of such court, then the corporation shall be subject to the jurisdiction of such court for purposes of resolving the Contested Issue, and such issue shall be decided by the United States District Court in the State of Delaware, provided that if either party shall make an appropriate appeal from a decision by the United States District Court in the State of Delaware by which such issue shall first be decided, then the Contested Issue shall be resolved by the highest court which shall have decided such issue after all appeal rights have been exercised or shall have expired.

                    (c) Other Court. If the Requestor shall not request that any
                        -----------
               Contested Issue be resolved in the courts  specified in paragraph
               (a) or (b) in this Section 11.8.7.2, then the Contested Issue may be resolved by any court having jurisdiction over the Requestor, the corporation and the Contested Issue (including, but not limited to, any court specified in paragraph (a) or (b) of this
               Section 11.8.7.2 which has such jurisdiction).

               11.8.7.3  Burden of Proof.The  burden of proof on each  Contested
                         ---------------
          Issue shall rest with the corporation. Each court shall decide each Contested Issue in favor of the Requestor unless the corporation is able to establish in a clear and convincing manner that on the basis of the facts and the law involved such issue must be resolved in favor of the corporation.

               11.8.7.4 Final Court Determination.  For purposes of this Article
                        -------------------------
          Eleven, the term "Final Court Determination" as applied to any issue between the corporation and any other person means the decision rendered by the highest court having jurisdiction over such issue, the corporation and such other person which shall have decided such issue after all appeal rights shall have been exhausted or shall have expired.

          11.8.8  Alternative  Methods to Obtain  Payment.  The  purpose of this
                  ---------------------------------------
     Section 11.8 is to prescribe one clear procedure which any Covered Person shall be entitled to use to seek to obtain any amount which may be due to such person from the corporation under or by reason of this Article Eleven. It is not intended however that this Section 11.8 preclude any Covered Person from pursuing any other procedure, or method or right which may be available to such Covered Person to obtain any payment which may be owed to such person by the corporation.

     11.9  Collection  Costs.  If the  corporation  shall fail to pay any amount
           -----------------
requested in a Payment Request submitted by a Covered Person within ten days after the Request Date, then the Covered Person who shall have sought payment of the amount requested shall be entitled to receive from the corporation at the earlier of the time at which a Final Court Determination shall be rendered finding that the corporation is obligated to pay the amount requested or the time at which the amount requested shall be made all attorneys' fees and other expenses reasonably incurred by any Covered Person to seek to obtain the amount requested.

     11.11 Interest.
           --------

          11.11.1 Basic Requirement.  The corporation shall pay interest on each
                  -----------------
     amount owed by the corporation under this Article Eleven at the time, to the person, and at the rate prescribed by this Section 11.11.

          11.11.2 Accrual Period.
                  --------------

               11.11.2.1  Indemnification  Payments.  Interest  shall  start  to
                          -------------------------
          accrue on any amount the corporation shall pay or shall be required to pay under this Article Eleven other than a Collection Cost or interest on the eleventh day after the Request Date for such amount. Without limiting by implication the generality of the preceding sentence, if the amount the corporation shall ultimately pay or be required to pay as a result of any Payment Request shall be less than the Full Amount Requested in such Payment Request (whether by reason of settlement, Final Court Determination or otherwise), then interest shall accrue on the amount the corporation shall ultimately pay or be required to pay beginning on the eleventh day after the receipt by the corporation of the Payment Request.

               11.11.2.2 Collection Costs. Interest shall begin to accrue on any
                         ----------------
          Collection Cost at the time such Collection Cost shall have been paid by the person by whom it was incurred.

               11.11.2.3 Compounding. Interest accrued under this Article Eleven
                         -----------
          shall compound at the beginning of each calendar quarter, i.e., on each January 1, April 1, July 1, and October 1. Interest shall begin to accrue at the rate prescribed by Section 11.11.5 on all interest which shall have accrued prior to such date under this Article Eleven but which shall not have been paid prior to such date.

               11.11.2.4 End of Accrual  Period.  Interest shall cease to accrue
                         ----------------------
          on any amount owed under this Article Eleven when such amount shall be paid. Unless the recipient of any payment made under this Article Eleven shall otherwise agree in writing, such payment shall be applied first to satisfy interest owed to such recipient and the balance, after all accrued interest owed to such recipient shall have been paid, shall be applied to principal.

          11.11.3 Due Date.  Interest  accrued under this Section 11.11 shall be
                  --------
     due and payable at the same time at which the amount on which it has accrued shall be due and payable.

          11.11.4  Recipient.  The person  entitled to receive  payment from the
                   ---------
     corporation for any amount owed under this Article Eleven shall also be entitled to receive interest which shall accrue on such amount.

          11.11.5 Accrual Rate.  Interest shall accrue during any given calendar
                  ------------
     quarter at a rate exactly four percent per annum higher than the yield to maturity on treasury bills with a

     13-week maturity sold by the United States government on the first day of such quarter (or if no treasury bills shall be sold on the first day of such quarter, on such treasury bills sold on the latest date on which treasury bills with a 13-week maturity shall have been sold by the United States Government prior to the first day in such quarter). In the event for any reason the United States Government shall not sell treasury bills with a 13-week maturity within one month prior to the beginning of any calendar quarter, then interest shall accrue under this Section 11.11. for that quarter at a rate equivalent to the rate intended by this Section 11.11.5.

          11.11.6  Secondary  Interest.  In the event any Covered  Person  shall
                   -------------------
     obtain a loan to provide funds to pay any amount for which such Covered Person shall be reimbursed by the corporation or be held in a Final Court Determination to be entitled to be reimbursed by the corporation or shall otherwise obtain credit in connection with such amount (such as arrangements under which charges for legal services for which the corporation shall pay or be obligated to pay under or by reason of this Article Eleven are deferred by the lawyers providing those services in exchange for an interest charge running from the time the services generating the charges were rendered to the time at which payment for those charges is received), then the corporation shall be obligated to pay all interest which shall accrue on such loan or credit.

     11.11  Direct  Payments.  In any case in which a  Covered  Person  would be
            ----------------
entitled to receive reimbursement under this Article Eleven for any amount if such amount were paid by such Covered Person to the person (herein called the "ultimate recipient") to whom it shall be owed by the Covered Person, then the Covered Person may elect to direct the corporation to make the payment directly to the ultimate recipient, and if the Covered Person so directs, the corporation shall make such payment directly to the ultimate recipient in accordance with such direction.

     11.12  Coverage  Scope.  Every  person  who  shall at any  time  serve as a
            ---------------
director or officer of the corporation or who shall otherwise constitute a Covered Person under the definition provided in Section 11.6 shall be entitled to rely (and shall be conclusively presumed to have relied) upon the protection afforded by this Article Eleven. This Article Eleven is expressly intended among other things to induce persons to serve the corporation or to continue to serve the corporation. This Article Eleven is expressly intended to constitute a contract between the corporation and every person who shall at any time serve as a director or officer of the corporation or who shall otherwise constitute a Covered Person under the definition provided in Section 11.6. This Article Eleven is expressly intended to provide protection on both a "claims incurred" basis and a "claims made" basis, and therefore (without limiting by implication the scope of the preceding provisions in this Article Eleven): (i) no repeal or modification of any provision in this Article Eleven or any right arising under this Article Eleven shall be effective to take away or in any way impair any right which any person would have had under this Article Eleven in the absence of such repeal or modification with respect to any liability or expense which such person would not have incurred but for any act or failure to act which shall have occurred prior to such repeal or modification or which shall otherwise arise out of such act or failure to act; (ii) the termination of a person's service as a director or officer of the corporation or the termination of any other Covered Service by any person shall not take away or in any way impair such person's right to receive payments under this Article Eleven; (iii) a person shall be entitled to receive compensation to which such person is entitled under the provisions of this Article Eleven even if the act or failure to act giving rise to the claim for such compensation shall have occurred prior to the time this Article Eleven became part of the corporation's Certificate of Incorporation; and (iv) if the corporation shall merge into any corporation or other entity, the successor corporation or other successor entity shall after such merger have all obligations which the corporation would have had under or by reason of this Article Eleven if it had remained in effect and been assumed by the successor.

     11.13 Separate Indemnification  Contract. Any officer of the corporation or
           ----------------------------------
any member of its Board of Directors shall have the right and power to execute on behalf of the corporation any written contract with any other person providing indemnification or other protection to such other person in connection with service by such other person as a director or officer of the corporation or in connection with any other Covered Service by such person, and any such contract shall be legal, valid and binding upon the corporation and shall be enforceable against the corporation in accordance with its terms to the maximum extent permitted by this Article Eleven or by applicable law, if it shall be approved by a majority of the members of the corporation's Board of Directors exclusive of the person to whom indemnification is provided by such contract. The rights of any person under any particular contract made in accordance with the provisions of the preceding sentence shall not be impaired or eliminated (i) by reason of the fact that all or any one or more of the members of the Board who approved such contracts shall be parties to contracts affording them similar protection (regardless of when those other contracts shall have been approved or signed) or shall otherwise have been provided with protection similar to that provided in the particular contract or shall be subject to the same claims against which the particular contract is intended to protect or (ii) for any other reason whatsoever. It is expressly intended that each person with whom the corporation shall enter into a written contract to provide indemnification or other protection in connection with such person's service as an officer or director of the corporation or in connection with other Covered Service by such person shall be entitled to rely upon (and shall conclusively be presumed to have relied upon) the rights which such contract purports to provide to such person. No separate written contract shall however be necessary in order for any person to obtain any indemnification or payment to which this Article Eleven purports to entitle such person, and any Covered Person who has no separate contact of any kind with the corporation shall be entitled to receive all indemnification, payments and other benefits which the provisions in this Article Eleven other than this Section 11.13 purport to provide to such Covered Person.


     11.14   Indemnification    Hereunder   Not   Exclusive.   The   rights   to
             ----------------------------------------------
indemnification and payment provided by this Article Eleven shall not be deemed exclusive of any other right of any kind which any person may have or at any time acquire under or by reason of any other provision in this Certificate of Incorporation, the corporation's Bylaws, any agreement, any law or other action by any governmental authority, or otherwise.


     11.15  Insurance.  The corporation  may purchase and maintain  insurance on
            ---------
behalf of any person who is or was a director or officer of the corporation, or is or was serving in any other capacity with the corporation, any Employee Plan or any other organization against any expense, liability or loss whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article Eleven, under applicable law or otherwise.

                                 ARTICLE TWELVE

                                   AMENDMENTS

     12.1 Reservation of Right to Amend.  The corporation  reserves the right to
          -----------------------------
amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the General Corporation Law of the State of Delaware, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

     12.2  Requirement  of  Board  of  Director  Approval.  No  change  in  this
           ----------------------------------------------
Certificate of Incorporation shall be made unless it shall have been approved by at least 80% of this corporation's sitting directors and shall have received such other approvals as may be required by this corporation's Bylaws or by applicable law.

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